Exhibit 11.1

Утверждено Советом директоров АО Kaspi.kz Протокол №2026/03-1 от «12» марта 2026 года	Approved by the Board of Directors of JSC Kaspi.kz Minutes No. 2026/03-1 dated March 12, 2026
ПОЛИТИКА В ОБЛАСТИ ТОРГОВЛИ ЦЕННЫМИ БУМАГАМИ АКЦИОНЕРНОГО ОБЩЕСТВА KASPI.KZ	POLICY ON TRADING IN SECURITIES OF JOINT STOCK COMPANY KASPI.KZ

Настоящая политика («Политика») Акционерного общества Kaspi.kz и его дочерних компаний («Компания») касается торговли ценными бумагами Компании или ее аффилированных лиц, а также торговли ценными бумагами других компаний. «Ценные бумаги» означают обыкновенные акции, глобальные депозитарные расписки («ГДР»), американские депозитарные акции («АДА»), долговые ценные бумаги (такие как облигации или долговые обязательства) или любые другие долевые ценные бумаги (такие как варранты, опционы или привилегированные акции), или производные ценные бумаги, относящиеся к Компании. Настоящая Политика распространяется на всех директоров, должностных лиц и работников Компании, а также на их ближайших родственников и других лиц, проживающих вместе с ними («Работники компании» или «вы»). Раздел 3 настоящей Политики включает специальные ограничения и процедуры для «Назначенных инсайдеров», согласно определению, данному в Разделе 1.

This policy (this “Policy”) of Joint Stock Company Kaspi.kz and its subsidiaries (the “Company”) concerns trading in the Securities of the Company or its affiliates, as well as trading in Securities of other companies. “Securities” means the common shares, global depositary receipts (“GDRs”), American depositary shares (“ADSs”), debt securities (such as bonds or debentures) or any other equity securities (such as warrants, options or preferred shares) of, or derivative securities relating to, a company. This Policy applies to all directors, officers and employees of the Company, and to their immediate family members and other persons living in their households (“Company Associates” or “you”). Section 3 of this Policy include special restrictions and procedures for “Designated Insiders,” as defined in Section 1.

Репутация Компании как компании, обеспечивающей добросовестность и высокие этические стандарты ведения деятельности, имеет первостепенное значение. Чтобы сохранить эту репутацию, крайне важно, чтобы все ваши операции с ценными бумагами соответствовали законам США о ценных бумагах, законодательству Республики Казахстан, Положению Великобритании о злоупотреблениях на рынке и любым другим применимым правилам и положениям, и чтобы вы избегали даже видимости нарушений.

The Company’s reputation for integrity and high ethical standards in the conduct of its affairs is of paramount importance. To preserve this reputation, it is essential that all your transactions in Securities conform to U.S. securities laws, the legislation of the Republic of Kazakhstan, UK Market Abuse Regulation and any other applicable rules and regulations and avoid even the appearance of impropriety.

Все ассоциированные лица Компании должны ознакомиться с настоящей Политикой и соблюдать ее. Нарушения настоящей Политики могут привести к гражданским и уголовным наказаниям в соответствии с законодательством США о ценных бумагах, а также к дисциплинарным мерам со стороны

All Company Associates must familiarize themselves with this Policy and abide by it. Violations of this Policy may result in civil and criminal penalties under U.S. securities laws, and in disciplinary action by the Company, up to and including termination of employment. However, this Policy, and the procedures that implement this

Компании, вплоть до увольнения. Однако настоящая Политика и процедуры, реализующие данную Политику, не предназначены для точного изложения юридических запретов на инсайдерскую торговлю и раскрытие информации, которые являются очень сложными, зависят от конкретных фактов и постоянно развиваются. Эти процедуры не предназначены служить основанием для установления гражданской или уголовной ответственности, которая в противном случае не существовала бы.

Policy, are not intended to serve as precise recitations of the legal prohibitions against insider trading and tipping which are highly complex, fact-specific and evolving. These procedures are not intended to serve as a basis for establishing civil or criminal liability that would not otherwise exist.

Обязательства Корпоративного секретаря Компании по настоящему документу могут быть делегированы другим должностным лицам или работникам Компании, которые могут периодически назначаться.	The obligations of the Corporate secretary of the Company hereunder may be delegated to such other officers or members of the of the Company as may be designated from time to time.
1. Запрет на «инсайдерскую» торговлю и передачу информации (применяется ко всем ассоциированным лицам компании)	2. Prohibition Against “Insider” Trading and Tipping (Applies to All Company Associates)
Кто такой инсайдер?	Who is an Insider?

В соответствии с законодательством США о ценных бумагах, любой, кто владеет существенной информацией о Компании или ее аффилированных лицах, полученной прямо или косвенно от Компании, может считаться «инсайдером». Помимо должностных лиц и директоров (и в некоторой степени некоторых других работников) Компании, некоторые лица за пределами Компании могут стать «временными инсайдерами», вступая в особые конфиденциальные отношения с Компанией, что дает им доступ к существенной, закрытой информации. К таким лицам могут относиться, например, сторонние адвокаты, бухгалтеры, актуарии, консультанты, советники и работники банков, занимающиеся кредитованием. Такие Временные инсайдеры могут быть уведомлены Корпоративным секретарем или Компанией о том, что они должны получить предварительное разрешение перед совершением операций с Ценными бумагами Компании.

Anyone who possesses material information about the Company or its affiliates that such person obtained directly or indirectly from the Company may be considered an “insider” under U.S. securities laws. In addition to officers and directors (and to some extent certain other employees) of the Company, certain individuals outside of the Company can become “temporary insiders” by having a special confidential relationship with the Company resulting in access to material, non-public information. Such persons can include, for example, outside attorneys, accountants, actuaries, consultants, advisors and bank lending officers. Such Temporary Insiders may be notified by the Corporate Secretary or by the Company that they must seek pre-clearance prior to effecting transactions in the Company’s Securities.

Что такое инсайдерская торговля?	What is Insider Trading?

В большинстве случаев «инсайдерская торговля» обозначает торговлю ценными бумагами на основе существенной закрытой информации, как описано ниже. Термин «передача» означает передачу важной, закрытой информации третьей стороне, независимо от того, за вознаграждение или нет.

Generally, “insider trading” refers to trading in securities on the basis of material, non-public information as further described below. The term “tipping” means sharing material, non-public information with a third party, whether or not for compensation.

Вы не имеете права, прямо или косвенно, покупать или продавать Ценные бумаги Компании или ее аффилированных лиц, обладая существенной закрытой информацией, касающейся Компании или ее аффилированных лиц. Аналогичным образом,

You may not, directly or indirectly, purchase or sell Securities of the Company or its affiliates while in possession of material, non-public information concerning the Company or its affiliates. Similarly, you may not trade in the Securities of another company if you obtained material, non-public

вы не имеете права торговать ценными бумагами другой компании, если вы получили существенную закрытую информацию об этой компании или это может повлиять на цену акций этой компании в ходе вашей работы в Компании. Кроме того, вы не имеете права предоставлять существенную, закрытую информацию другому лицу; вы и любое лицо, которому вы предоставляете какую-либо существенную, закрытую информацию, потенциально могут быть подвергнуты штрафу и тюремному заключению. Инсайдерская торговля и передача информации являются гражданскими и уголовными правонарушениями. Не являются исключением сделки, которые могут быть необходимы или оправданы по независимым причинам (например, необходимость сбора денег на случай чрезвычайной ситуации).

information about that company or that could affect the stock price of that company in the course of your employment by the Company. In addition, you may not give material, non-public information to another person; you and any person to whom you provide any material, non-public information would potentially be subject to fines and imprisonment. Insider trading and tipping are civil and criminal violations of law. Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency situation) are not exceptions.

Обеспечение конфиденциальности закрытой информации является самым важным шагом на пути к минимизации риска незаконной инсайдерской торговли и передачи информации. Таким образом, все Работники Компании обязаны обеспечивать конфиденциальность информации, к которой они имеют доступ. Это означает, что, если информация не является общедоступной иным образом, вы должны ограничить доступ к этой информации только работникам Компании, у которых есть обоснованная необходимость знать эту информацию для целей выполнения задания, для которого информация предоставляется. Другим лицам могут потребоваться специальные соглашения о соблюдении конфиденциальности (в том числе внешним деловым партнерам, правительственным учреждениям и торговым ассоциациям), желающим получить доступ к существенной закрытой информации. Для получения дополнительной информации о том, когда Компании требуется соглашение о соблюдении конфиденциальности, обратитесь к Корпоративному секретарю. Не обсуждайте деловые вопросы в общественных местах, таких как лифты, коридоры, вестибюли, туалеты и остановки общественного транспорта, а также на общедоступных онлайн-платформах и в социальных сетях.

Ensuring the confidentiality of non-public information is the single most important step to minimizing the risk of illegal insider trading and tipping. Therefore, all Company Associates must ensure the confidentiality of information to which they have access. This means that unless the information is otherwise publicly available, you must limit access to that information to Company Associates who have a reasonable need to know the information for the purpose of carrying out the assignment for which the information is furnished. Special confidentiality agreements may be required for others (including outside business associates, governmental agencies and trade associations), seeking access to material, non-public information. For further information regarding when the Company requires a confidentiality agreement, please contact the Corporate secretary. Do not discuss business matters in public places, such as elevators, hallways, lobbies, restrooms and public transportation facilities as well as public online and social media platforms.

Что такое существенная, закрытая информация?	What is Material, Non-Public Information?

Является ли информация существенной, трудно оценить абстрактно, и обычно она оценивается задним числом. Информация является «существенной», если она может повлиять на цену акций Компании или ее аффилированных лиц, или если она будет важна для рационального инвестора при принятии решения о покупке, удержании или продаже ценных бумаг Компании или ее аффилированных лиц. Существенной может быть как положительная, так и отрицательная

Whether information is material is difficult to evaluate in the abstract and typically is assessed with the benefit of hindsight. Information is “material” if it would be likely to affect the share price of the Company or its affiliates, or if it would be important to a reasonable investor in making a decision about whether to buy, hold or sell Securities of the Company or its affiliates. Either positive or negative information may be material. Here are some examples of information that, if not

информация. Вот несколько примеров информации, которая, если она не является общеизвестной, может представлять собой существенную внутреннюю информацию:	publicly known, could be material inside information:
• сведения о доходах и другая финансовая информация, а также результаты деятельности за квартал;	• earnings and other financial information and quarterly results;
• руководство по оценкам доходов, включая финансовые прогнозы и планы, включая способность соответствовать предыдущим прогнозам и оценкам инвестиционного сообщества;	• guidance on earnings estimates, including financial forecasts and plans, including the ability to meet previous forecasts and the investment community’s estimates;
• информация, которая может повлиять на прибыль (например, непредвиденные списания или прибыли, операционные убытки или прибыль, объемы продаж или маржа);	• information that would have an impact on earnings (such as unanticipated write-downs or gains and operating losses or gains, sales volumes or margins);
• предполагаемые и фактические слияния, поглощения, тендерные предложения, отчуждения, инвестиции, совместные предприятия, производственные сделки, изменения в активах или другие крупные сделки;	• prospective and actual mergers, acquisitions, tender offers, dispositions, investments, joint ventures, production deals, changes in assets or other major transactions;
• реструктуризация или увольнения;	• restructurings or layoffs;
• предполагаемые и фактические изменения в контроле, составе основного персонала или руководства;	• prospective and actual changes in control, major personnel or management;
• изменения в составе аудиторов, существенные изменения в методологии ведения бухгалтерского учета или уведомление аудитора о том, что эмитент больше не может полагаться на аудиторский отчет;	• changes in auditors, substantial changes in accounting methodologies or auditor notification that the issuer may no longer rely on an audit report;
• изменения задолженности, включая значительные займы или погашение долга;	• changes to indebtedness, including significant borrowings or repayments of debt;
•
события, связанные с ценными бумагами Компании (например, новый выпуск акций или долговых обязательств, дефолты по старшим ценным бумагам, изменения в долгосрочных долговых рейтингах, требования к погашению ценных бумаг, планы выкупа, дробление акций или изменения в дивидендах, изменения в правах держателей ценных бумаг публичные или частные продажи дополнительных ценных бумаг или информации, связанной с любым дополнительным финансированием);

•
events regarding the Company’s securities (e.g., new issuance of stock or debt, defaults on senior securities, changes in long-term debt ratings, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of securityholders, public or private sales of additional securities or information related to any additional funding);

• судебные разбирательства или правительственные расследования;	• litigation or governmental investigations;
• существенные трудовые споры;	• significant labor disputes;
• банкротства или назначение конкурсных управляющих;	• bankruptcies or receiverships;
• одобрения регулирующих органов или изменения в правилах, а также анализ того, как они влияют на Компанию;	• regulatory approvals or changes in regulations and any analysis of how they affect the Company;
•
разработка значительного нового продукта или процесса, новые открытия или новые разработки в отношении клиентов или поставщиков (например, приобретение или потеря контракта, сроки или задержка выпуска новой версии);

•
development of a significant new product or process, new discoveries or new developments regarding customers or suppliers (e.g., the acquisition or loss of a contract, the timing of or delay of a new release);

• приобретение или потеря важных отношений с клиентами или поставщиками; и	• the gain or loss of significant customer or supplier relationships; and

•
любая закрытая информация (даже информация, не относящаяся исключительно к деятельности Компании или ее аффилированным лицам), которая, по разумным ожиданиям, повлияет на цену ценных бумаг Компании или ее аффилированных лиц.

•
any non-public information (even information not exclusively relating to the business of the Company or its affiliates) that could reasonably be expected to affect the price of the securities of the Company or its affiliates.

Существенную информацию о Компании или ее аффилированных лицах следует считать закрытой, если нет уверенности в том, что она общедоступна. Например, работники Компании должны исходить из того, что информация не является общедоступной, если только она не была раскрыта в пресс-релизе, в публичном документе (например, в отчете, предоставленном по форме 6-K в Комиссию по ценным бумагам и биржам США («SEC») или в материалах, предоставленных акционерам (таких как годовой отчет, письмо инвестору или проспект), или доступна через службу новостей или ежедневную газету широкого распространения, и прошло достаточное количество времени (т.е., по крайней мере, два (2) полных торговых дня в США), чтобы рынок имел возможность усвоить информацию.

Material information about the Company or its affiliates should be considered non-public unless there is a certainty that it is publicly available. For example, Company Associates should assume that the information is not public unless the information has been disclosed in a press release, in a public filing (such as a report furnished on Form 6-K with the U.S. Securities and Exchange Commission (the “SEC”) or in materials provided to shareholders (such as an annual report, investor letter or prospectus), or is available through a news wire service or daily newspaper of wide circulation, and a sufficient amount of time has passed (i.e., at least two (2) full trading days in the U.S.) so that the marketplace has had an opportunity to digest the information.

Если вы хотите получить дополнительные разъяснения о том, является ли конкретная информация общедоступной, обратитесь к Корпоративному секретарю.	If you wish further clarification about whether particular information is publicly available, please contact the Corporate Secretary.
Как еще я могу действовать, чтобы не сообщать кому-либо о существенной, закрытой информации?	How else can I act to avoid tipping someone about material, non-public information?
Помимо ограничения доступа к информации, как обсуждалось выше, чтобы избежать возможной передачи кому-либо данных, учтите следующее:	In addition to limiting access to information as discussed above, to avoid potentially tipping someone, consider the following:
• помечайте существенную, закрытую информацию как «Конфиденциально», чтобы все знали, что она должна оставаться конфиденциальной, и храните информацию в месте, недоступном для других;	• mark material, non-public information “Confidential” so that everyone knows that it should be kept confidential and keep the information somewhere not generally accessible to others;
• передавайте вопросы о Компании от СМИ Руководителю по корпоративным коммуникациям;	• refer questions about the Company from the media to the Head of Corporate Communications;
• направляйте вопросы инвесторов или финансовых аналитиков о Компании Управляющему директору по связям с инвесторами;	• refer questions about the Company from investors or financial analysts to the Company’s Head of Investor Relations;
• не обсуждайте деловые вопросы в общественных местах, таких как лифты, коридоры, вестибюли, туалеты и остановки общественного транспорта;	• do not discuss business matters in public places, such as elevators, hallways, lobbies, restrooms and public transportation facilities;
• никогда не обсуждайте Компанию в интернет-чатах, социальных сетях или на веб-сайтах, не принадлежащих Компании; и	• never discuss the Company in an internet chat room, on a social media platform or on a non-Company website; and
• никогда и никому не давайте никаких советов, касающихся торговли ценными бумагами Компании.	• never give trading advice of any kind to anyone concerning Company Securities.

Ограничивается ли данная Политика торговлей ценными бумагами Компании или ее аффилированных лиц?	Is this Policy Limited to Trading in Securities of the Company or its affiliates?

Нет, запрет на инсайдерскую торговлю, предусмотренный в настоящей Политике, не ограничивается торговлей ценными бумагами Компании или ее аффилированных лиц. Торговля ценными бумагами другой компании является нарушением настоящей Политики, если вы получили существенную закрытую информацию об этой компании в ходе вашей работы в Компании. Важно осознавать, что вы можете стать обладателем существенной, закрытой информации, касающейся других компаний, в ходе обычных трудовых обязанностей, таких как отношения с крупными клиентами, поставщиками или другими сторонами деловых операций (например, поглощения, инвестиции или продажи). Помните, что информация, которая не является существенной для Компании или ее аффилированных лиц, тем не менее, может быть существенной для одной из этих других компаний, и в соответствии с настоящей Политикой вам не разрешается использовать существенную, закрытую информацию, полученную в ходе исполнения вами своих трудовых обязанностей, в личных целях.

No, the prohibition on insider trading in this Policy is not limited to trading in Securities of the Company or its affiliates. It is a violation of this Policy to trade in the Securities of another company if you obtained material, non-public information about that company in the course of your employment by the Company. It is important to recognize that you may come into possession of material, non-public information concerning other companies in the ordinary course of your employment responsibilities, such as dealings with major customers, suppliers or other parties to business transactions (e.g., acquisitions, investments or sales). Remember that information that is not material to the Company or its affiliates may nevertheless be material to one of those other companies, and it is not permissible under this Policy for you to make personal use of material, non-public information gained in the course of your employment.

Каковы наказания за нарушение законов США об инсайдерской торговле?	What are the penalties for violating U.S. insider trading laws?

Потенциальные наказания за нарушение правил инсайдерской торговли в соответствии с законами США о ценных бумагах включают (а) тюремное заключение на срок до 20 лет, (b) уголовный штраф в размере до 5 миллионов долларов США (независимо от того, насколько мала полученная прибыль или предотвращенный убыток) и (c) административные штрафы в размере до трехкратной суммы полученной прибыли или предотвращенных убытков. Если Компания не принимает надлежащие меры для предотвращения незаконной инсайдерской торговли, Компания может быть привлечена к ответственности, как «контролирующее лицо», за нарушения правил торговли, с уголовным наказанием в размере до 25 миллионов долларов США и административными штрафами в размере до 1 миллиона долларов США или в три раза больше суммы полученной прибыли или предотвращенного убытка. Гражданско-правовые санкции могут распространить личную ответственность на директоров, должностных лиц и другой контролирующий персонал Компании, если они не предпримут надлежащие меры для предотвращения инсайдерской торговли. Работники Компании также могут нести ответственность за ненадлежащие операции, совершенные любым лицом (обычно

Potential penalties for an insider trading violation under U.S. securities laws include (a) imprisonment of up to 20 years, (b) a criminal fine of up to $5 million (no matter how small the profit gained or loss avoided) and (c) civil penalties of up to three times the profit gained or loss avoided. If the Company fails to take appropriate steps to prevent illegal insider trading, the Company may have “controlling person” liability for trading violations, with a criminal penalty of up to $25 million and civil penalties of up to the greater of $1 million or three times the profit gained or loss avoided. The civil penalties can extend personal liability to the Company’s directors, officers and other supervisory personnel if they fail to take appropriate steps to prevent insider trading. Company Associates may also be liable for improper transactions by any person (commonly referred to as a “tippee”) to whom they have disclosed material, non-public information, or to whom they have made recommendations or expressed opinions on the basis of such information about trading Securities. The SEC has imposed large penalties even when the disclosing person did not profit from the trading.

называемым «получатель инсайдерской информации»), которому была передана существенная, закрытая информация, или которым были даны рекомендации или мнение на основании такой информации о торговле Ценными бумагами. Комиссия по ценным бумагам и биржам (SEC) налагала крупные штрафы даже в том случае, если лицо, раскрывающее информацию, не получало прибыли от торговли.

Если будет установлено, что какой-либо работник Компании нарушил законы о ценных бумагах (независимо от того, подвергся ли он судебному преследованию со стороны государственного органа или частной стороны) или нарушил положения настоящей Политики, такое лицо будет подвергнуто увольнению или другим санкциям, а также возможным претензиям со стороны Компании за ущерб, причиненный в результате его действий.

If any Company Associate is found to have violated the securities laws (whether or not prosecuted or sued by a government authority or private party) or to have violated this Policy, such person will be subject to dismissal or other sanctions and to possible claims by the Company for damages sustained by reason of his or her activities.

Могу ли я всегда торговать в период окна?	May I always trade within the window period?

Нет, если у вас есть существенная, закрытая информация. Хотя обычно вы можете торговать в «оконные» периоды (как описано в Разделе 3 ниже), поскольку существенная информация о Компании была публично раскрыта в отчете о прибылях и убытках, составленном до начала «оконного» периода, вы никогда не имеете права торговать, обладая существенной информацией, которая не является общедоступной. Кроме того, каждое из следующих лиц имеет дополнительные торговые ограничения из-за их обычного доступа к существенной, закрытой информации, и должно получить предварительное разрешение на операции с ценными бумагами Компании или затрагивающие их через Корпоративного секретаря или его назначенное лицо в соответствии с процедурой, предусмотренной в разделе ниже под названием «Обязательная процедура получения предварительного разрешения»: (a) члены совета директоров Компании («Совет директоров»); (b) все члены Правления, указанные в Годовом отчете Компании по форме 20-F, и, в той мере, в какой они там не указаны, Главный бухгалтер (или, если таковой отсутствует, контролер) (совместно именуемые «Лица, указанные в Разделе 16» (прим. Раздел 16 Закона о торговле ценными бумагами (США, 1934 г.)); (c) все лица подчиняющиеся непосредственно Председателю Правления Компании («CEO»), (в той мере, в какой это не рассматривается в отношении других Лиц, указанных в Разделе 16); и все лица в финансовой организации Компании, имеющие доступ к несообщенным консолидированным финансовым результатам или прогнозам Компании и (d) любой работник, иным образом имеющий доступ к

Not if you have material, non-public information. While you can usually trade during open window periods (as discussed in Section 3, below) because material information about the Company has been publicly disclosed through an earnings release made before the window period began, you may never trade while in possession of material, non-public information. Additionally, each of the following individuals have further trading restrictions due to their routine access to material, non-public information and must pre-clear all transactions in or affecting the Securities of the Company through the Corporate secretary or his or her designee pursuant to the process provided in the section below titled “Mandatory Pre-Clearance Procedure”: (a) members of the Company’s board of directors (the “Board of Directors”); (b) all executive officers named in the Company’s Annual Report on Form 20-F, and to the extent not named there, the principal accounting officer (or if there is none, the controller) (collectively, the “Section 16 officers”); (c) all persons reporting directly to the Chief Executive Officer (the “CEO”) (to the extent not otherwise considered Section 16 officers) and all persons in the finance organization of the Company having access to the unreported consolidated financial results or projections of the Company; and (d) any employee otherwise having access to the Company’s unreported financial results and projections, or who otherwise has access to material, non-public information, and is included on the list maintained by the Corporate secretary ((a) through (d) collectively, “Designated Insiders”). A list of current Designated Insiders is maintained by the Corporate secretary and will be updated from time to time.

несообщаемым финансовым результатам и прогнозам Компании, или иным образом имеющий доступ к существенной, закрытой информации и включенный в список, который ведет Корпоративный секретарь ((a) через (d) совместно именуемые «Установленные инсайдеры»). Список действующих установленных инсайдеров ведется Корпоративным секретарем и периодически обновляется.

Охватываются ли Политикой благотворительные или иные подарки в виде Ценных бумаг Компании?	Are charitable or other gifts of the Company’s Securities covered under the Policy?

Да, на благотворительные или другие добросовестные подарки в виде Ценных бумаг распространяются ограничения Политики, включая требование получения предварительного разрешения для Установленных инсайдеров.

Yes, charitable or other bona fide gifts of Securities are subject to the restrictions of the Policy, including the pre-clearance requirements for Designated Insiders.
Применяется ли Политика к благотворительным фондам и другим общественным организациям, если я являюсь должностным лицом, директором, попечителем и т.д. такого траста или фонда?	Does the Policy apply to charitable trusts and foundations and other civic organizations if I serve as an officer, director, trustee, etc. of such trust or foundation?

Политика применяется к любой организации, которая является вашим «аффилированным лицом». Организация является вашим аффилированным лицом, если вы или любой член вашей семьи (живущий в вашем доме) осуществляете контроль над решением организации участвовать в любой сделке с Ценными бумагами или имеете денежную долю в Ценных бумагах, принадлежащих организации. Например, семейный благотворительный фонд (доверенным лицом которого вы являетесь) является вашим аффилированным лицом, поскольку вы решаете, будет ли фонд участвовать в каких-либо сделках с ценными бумагами компании. В этом случае, особенно если вы являетесь Установленным инсайдером, вам следует избегать участия в принятии решений по ценным бумагам Компании (и вы можете даже решить заставить фонд вообще избегать использования ценных бумаг Компании), чтобы фонду не приходилось соблюдать ограничения трейдингового периода.

The Policy applies to any organization that is your “affiliate.” An organization is your affiliate if you or any member of your immediate family (living in your house) exercises control over the organization’s decision to engage in any transaction in Securities or has a monetary interest in the Securities held by the organization. For example, a family charitable foundation (where you are the trustee) would be your affiliate because you decide whether the foundation engages in any transaction in Company Securities. In this circumstance, particularly if you are a Designated Insider, you should avoid participating in decisions about Company Securities (and you may even want to cause the foundation to avoid Company Securities altogether) to prevent the foundation from having to comply with trading window restrictions.

Применима ли Политика к реализации опционов на акции работников?	Does the Policy cover the exercise of employee share options?

Настоящая Политика не применяется к реализации опциона на акции работника, который не предполагает какой-либо рыночной продажи, или к осуществлению права на удержание налога, в соответствии с которым вы решаете, чтобы Компания удерживала акции

This Policy does not apply to the exercise of an employee share option that does not involve any market sale, or to the exercise of a tax withholding right pursuant to which you elect to have the Company withhold shares subject to an option to satisfy tax withholding requirements.

при наличии опциона для удовлетворения требований по удержанию налога.

Однако настоящая Политика применяется к любой продаже акций (включая АДА и ГДР) в рамках безналичного исполнения опциона с помощью брокера или любой другой рыночной продажи с целью получения денежных средств, необходимых для оплаты цены исполнения опциона. Это называется безналичным исполнением, при котором ваш брокер реализует ваши опционы на акции и продает на открытом рынке достаточное количество акций, приобретенных при исполнении, чтобы оплатить цену исполнения. Затем брокер зачисляет на ваш счет остаток акций. Поскольку речь идет о продаже, этот тип транзакции подпадает под действие Политики.

This Policy does apply, however, to any sale of shares (including ADSs and GDRs) as part of a broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option. This is called a cashless exercise, whereby your broker exercises your share options and sells in the open market enough of the shares acquired on exercise to pay your exercise price. The broker then credits your account with the balance of shares. Because this involves a sale, this type of transaction is covered under the Policy.

Могу ли я купить или продать акции с помощью лимитного ордера?	Can I buy or sell shares using a limit order?

Да, но вам следует быть осторожным. Если, например, торговый период открыт, и вы даете поручение своему брокеру продать акции по цене «30 долларов США за акцию до отмены», а сделка исполняется после закрытия окна, то вы нарушаете требования Политики. В этих обстоятельствах вам следовало бы вместо этого поручить своему брокеру продать акции по цене «30 долларов за акцию до отмены», но убедиться, что вы отменили сделку до закрытия торгового периода. Вы не должны полагаться на то, что брокер или поставщик компании помешают вам торговать, пока торговый период закрыт. Также обратите внимание: если вы являетесь назначенным инсайдером и ваша транзакция не завершена в течение пяти (5) дней с предполагаемой даты транзакции, вам необходимо повторно получить предварительное разрешение.

Yes, but you should be careful. If, for example, the trading window is open and you instruct your broker to sell shares at “$30 per share good ‘til canceled” and the trade executes after the window closes, then you have violated the Policy. Under these circumstances, you should have, instead, instructed your broker to sell shares at “$30 per share good ‘til canceled” but ensure that you cancel the trade prior to the window closing. You should not rely on the broker or a Company vendor to prevent you from trading while the window is closed. Note also that if you are a Designated Insider and your transaction is not completed within five (5) days of your proposed transaction date, you must obtain pre-clearance again.

Могут ли работники отвечать на вопросы или на запросы информации, или слухи от акционеров Компании или членов инвестиционного сообщества?	Can employees answer questions or respond to requests for information or rumors from the Company’s shareholders or from members of the investment community?

Нет. На запросы информации или вопросы, исходящие от акционеров или членов инвестиционного сообщества, должен отвечать только уполномоченный представитель Компании, например, Управляющий директор по связям с инвесторами, как подробно описано в Положении Компании о Политике раскрытия информации СР. Настоящая Политика распространяется на слухи о Компании, которые публикуются в интернет-чатах, социальных сетях или других онлайн-ресурсах.

No. Requests for information or questions, whether from shareholders or members of the investment community, should be answered only by an authorized Company spokesperson, such as the Head of Investor Relations, as further detailed in the Company’s Regulation FD Disclosure Policy. Rumors about the Company that are posted in internet chatrooms, social media or elsewhere online are covered by this Policy.

Когда информация считается общедоступной?	When is information considered public?

Информация считается общедоступной после того, как она была раскрыта в течение двух (2) полных торговых дней в США после выпуска пресс-релиза, распространяемого на национальном уровне, при подаче заявки в SEC или другой правительственный орган, который делает информацию доступной для общественности, или которая была раскрыта другим способом, предназначенным для обеспечения широкого неисключительного распространения информации.

Information is considered to be public after it has been disclosed for two (2) full trading days in the U.S. following a nationally-distributed press release, in a filing with the SEC or other governmental agency that makes the information available to the public, or disclosed through another method that is designed to provide broad non-exclusionary distribution of the information.

3. Дополнительные сделки, вызывающие озабоченность (применимо ко всем ассоциированным с Компанией лицам)

2. Additional Transactions of Concern (Applies to All Company Associates)

A. Продажа ценных бумаг без покрытия

B. Short Sales

Продажа Ценных бумаг Компании или ее аффилированных лиц без покрытия свидетельствуют об ожидании со стороны продавца снижения стоимости таких Ценных бумаг и сигнализируют рынку об отсутствии уверенности в краткосрочных перспективах Компании или ее аффилированных лиц. Кроме того, продажи без покрытия могут снизить стимул продавца улучшать результаты деятельности соответствующей компании. По этим причинам продажи Ценных бумаг Компании или ее аффилированных лиц без покрытия настоящей Политикой запрещаются.

Short sales of Securities of the Company or its affiliates evidence an expectation on the part of the seller that such Securities will decline in value, and signal to the market an absence of confidence in the short-term prospects of the Company or its affiliates. In addition, short sales may reduce the seller’s incentive to improve the performance of the relevant company. For these reasons, short sales of Securities of the Company or its affiliates are prohibited by this Policy.

C. Опционы, продающиеся на бирже

B. Publicly Traded Options

Сделка с продающимися на бирже опционами, по сути, представляет собой ставку на краткосрочное движение капитала Компании или ее аффилированных лиц и создает видимость того, что Работник Компании торгует на основе инсайдерской информации. Сделки с опционами также могут сосредоточить внимание Работника Компании на краткосрочных результатах в ущерб долгосрочным целям Компании. Соответственно, настоящей Политикой запрещены сделки с опционами «пут», «колл» или другими производными ценными бумагами (будь то на бирже или на любом другом организованном рынке) в отношении капитала Компании или ее аффилированных лиц.

A transaction in publicly traded options is, in effect, a bet on the short-term movement of the equity of the Company or its affiliates and creates the appearance that the Company Associate is trading based on inside information. Transactions in options also may focus a Company Associate’s attention on short-term performance at the expense of the long-term objectives of the Company. Accordingly, transactions in puts, calls or other derivative securities (whether on an exchange or in any other organized market) with respect to the equity of the Company or its affiliates are prohibited by this Policy.

D. Операции хеджирования

C. Hedging Transactions

Определенные формы операций хеджирования или монетизации (такие как «коллары» с нулевой стоимостью и форвардные контракты продажи) позволяют лицу зафиксировать большую часть стоимости своих пакетов акций, часто в обмен на весь или часть потенциального роста курса акций. Эти

Certain forms of hedging or monetization transactions (such as zero-cost collars and forward sale contracts) allow a person to lock in much of the value of his or her shareholdings, often in exchange for all or part of the potential for upside appreciation in the shares. These transactions allow the person to continue to own the applicable

транзакции позволяют лицу продолжать владеть соответствующей ценной бумагой, но без всех рисков и выгод, связанных с владением. Когда это произойдет, данное лицо больше не может преследовать те же цели, что и другие акционеры Компании. Поэтому подобные операции хеджирования или монетизации в отношении Ценных бумаг Компании или ее аффилированных лиц не приветствуются Компанией и требуют предварительного одобрения Корпоративного секретаря в соответствии с настоящей Политикой.

Security, but without the full risks and rewards of ownership. When that occurs, the person may no longer have the same objectives as the Company’s other shareholders. Therefore, such hedging or monetization transactions with respect to Securities of the Company or its affiliates are discouraged by the Company and require pre-approval by the Corporate Secretary under this Policy.

E. Маржинальные счета и залоговые обязательства

D. Margin Accounts and Pledges

Ценные бумаги, хранящиеся на маржинальном счете, могут быть проданы брокером без согласия клиента, если клиент не выполняет требование о внесении дополнительной маржи. Аналогичным образом, ценные бумаги, переданные в залог по кредиту, могут быть проданы с обращением взыскания, если заемщик не сможет выплатить кредит. Маржинальная продажа или продажа залоговой недвижимости может произойти в тот момент, когда залогодателю известна существенная, закрытая информация или иным образом ему не разрешено торговать ценными бумагами Компании в соответствии с ограничением, связанным с периодом временной приостановки операций с ценными бумагами. Таким образом, Компания запрещает вам предоставлять ценные бумаги Компании в качестве залога по кредиту.

Securities held in a margin account may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Similarly, Securities pledged (or hypothecated) as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. A margin sale or foreclosure sale may occur at a time when the pledgor is aware of material, non-public information or otherwise is not permitted to trade in Company Securities pursuant to a blackout period restriction. Therefore, the Company prohibits you from pledging Company Securities as collateral for a loan.

4. Специальные торговые ограничения для Указанных инсайдеров

3. Special Trading Restrictions on Designated Insiders

Периоды временной блокировки операций с акциями компании

Trading Blackout Periods

Помимо общего запрета, распространяющегося на всех Ассоциированных лиц компании, существуют дополнительные торговые ограничения для Указанных инсайдеров. Покупки и продажи ценных бумаг Компании или ее аффилированных лиц Указанными инсайдерами, а также их ближайшими родственниками, любыми другими лицами, проживающими в семье Указанного инсайдера, и любыми организациями, которые контролирует Указанный инсайдер (каждое из которых именуется «Связанное лицо»), не разрешаются в следующих случаях, когда существенная закрытая информация может быть в наличии:

In addition to the general prohibition applying to all Company Associates, there are further trading restrictions on Designated Insiders. Purchases and sales of Securities of the Company or its affiliates by Designated Insiders, as well as their immediate family members, any other persons living in a Designated Insider’s household and any entities a Designated Insider may control (each, a “Related Person”), will not be permitted at the following times when material, non-public information may exist:

1. В течение периода, начинающегося за 7 дней до окончания каждого финансового	1. During the period beginning 7 days prior to the end of each fiscal quarter and ending after two

квартала и заканчивающегося после 2-х полных операционных дней в США после публикации квартальных или результатов годовой прибыли Компании, в зависимости от обстоятельств.	full trading days in the U.S. following the release of the Company’s quarterly or annual earnings results, as applicable.
2.
В некоторых случаях Компания может публиковать промежуточные прогнозы по прибыли и другую потенциально существенную информацию посредством пресс-релиза, подачи в Комиссию по ценным бумагам и биржам (SEC) формы 6-K или других средств, предназначенных для широкого распространения информации. Вам следует ожидать, что операции будут запрещены, пока Компания находится в процессе сбора информации, которая будет опубликована, и до тех пор, пока информация не будет опубликована и не будет полностью оценена рынком.

2.
The Company may on occasion issue interim earnings guidance and other potentially material information by way of press release, SEC filing on Form 6-K or other means designed to achieve widespread dissemination of the information. You should anticipate that trading will be blacked out while the Company is in the process of assembling the information to be released and until the information has been released and fully absorbed into the market.

3. Другие периоды, о которых Указанные инсайдеры будут прямо проинформированы Корпоративным секретарем.	3. Such other periods as to which Designated Insiders will be specifically advised by the Corporate secretary.
Планы Правила 10b5-1	Rule 10b5-1 Plans

Указанный инсайдер может иметь возможность осуществлять торговлю ценными бумагами Компании или ее аффилированных лиц в течение ограниченных периодов, указанных выше, если Указанный инсайдер присоединился к так называемому плану Правила 10b5-1. Планы, предусмотренные Правилом 10b5-1, позволяют корпоративным инсайдерам (т.е. Указанным инсайдерам) подготовить заявление в защиту от обвинений в инсайдерской торговле путем осуществления транзакций в соответствии с заранее установленным письменным планом, который определяет (например, формулу или фактические даты), когда сделки подлежащее совершению, заключается в момент, когда инсайдер не обладает существенной, закрытой информацией, и соблюдаются некоторые другие условия. В общих чертах, план по Правилу 10b5-1 может быть разработан таким образом, чтобы разрешать покупки и продажи, даже если в противном случае Указанному инсайдеру было бы запрещено осуществлять сделки на период временной приостановки операций с ценными бумагами или владения существенной закрытой информацией.

A Designated Insider may be able to trade in Securities of the Company or its affiliates during the restricted periods set forth above if the Designated Insider has entered into a so-called Rule 10b5-1 plan. Rule 10b5-1 plans allow corporate insiders (i.e., Designated Insiders) to establish an affirmative defense to insider trading allegations by effecting transactions pursuant to a pre-established written plan that specifies (by, for example, formula or actual dates) when trades are to be made, is entered into at a point in time when the insider does not possess material, non-public information and certain other conditions are satisfied. In general terms, a Rule 10b5-1 plan can be designed to allow purchases and sales even when the Designated Insider would otherwise be restricted from trading by a blackout period or the possession of material, non-public information.

Среди условий, необходимых для обоснования защиты, план по Правилу 10b5-1 должен (i) устанавливать период «обдумывания» между принятием плана и началом торговли в рамках плана (обычно 90 дней для директоров и должностных лиц, 30 дней – для всех остальных); (ii) включать или сопровождаться подтверждением того, что на момент принятия плана корпоративный

Among the conditions required for establishing the affirmative defense, a Rule 10b5-1 plan must (i) impose a “cooling-off” period between plan adoption and the commencement of trading under the plan (generally, 90 days for directors and officers, 30 days for all others); (ii) include, or be accompanied by, a certification that at the time the plan was adopted the corporate insider was not in possession of any material, non-public information

инсайдер не располагал какой-либо существенной закрытой информацией, и что план принимается добросовестно, а не как часть план обхода требований законов о ценных бумагах; и (iii) быть заключены и действовать добросовестно (например, в связи с изменением или прекращением действия плана). Кроме того, корпоративные инсайдеры могут заключать только один план 10b5-1 для одной сделки в течение любого последовательного двенадцатимесячного периода, и не могут заключать перекрывающиеся планы по Правилу 10b5-1, которые разрешают сделки в течение одного и того же периода, за некоторыми исключениями.

and that the plan is being adopted in good faith and not as part of a plan to evade securities laws; and (iii) be entered into and operated in good faith (for example, in connection with modifying or terminating a plan). Additionally, corporate insiders may enter into only one single-trade 10b5-1 plan during any consecutive twelve-month period and may not enter into overlapping Rule 10b5-1 plans that allow trades during the same period, subject to certain exceptions.

План Указанного инсайдера, в соответствии с Правилом 10b5-1 должен (а) быть составлен в письменной форме, и в форме, приемлемой для Компании; (b) быть одобрен в письменной форме Корпоративным секретарем до вступления плана в силу; (c) содержать такие условия, которые могут потребоваться согласно Правилу 10b5-1; (d) быть заключенным и действовать в соответствии с Правилом 10b5-1; и (e) не может быть заключен в период отсутствия информации, или когда Указанный инсайдер владеет существенной закрытой информацией. Любое изменение или прекращение действия плана Указанного инсайдера после внесения, в соответствии с Правилом 10b5-1, должно быть одобрено Корпоративным секретарем.

A Designated Insider’s Rule 10b5-1 plan must (a) be in writing and in a form acceptable to the Company; (b) be approved in writing by the Corporate secretary prior to the plan being entered into; (c) contain such terms and conditions as may be required by Rule 10b5-1; (d) be entered into and operated in compliance with Rule 10b5-1; and (e) not be entered into during a blackout period or when the Designated Insider is in possession of material, non-public information. Once entered, any amendment or termination of a Designated Insider’s Rule 10b5-1 plan must be approved by the Corporate secretary.

Обязательная процедура получения предварительного разрешения	Mandatory Pre-Clearance Procedure

Указанные инсайдеры и любые связанные лица не могут участвовать в каких-либо сделках, включая подарки, с участием Ценных бумаг Компании или ее аффилированных лиц, без предварительного получения предварительного разрешения на сделку от Корпоративного секретаря. Запрос на предварительное оформление необходимо подать Корпоративному секретарю по адресу corporate.secretary@kaspi.kz не менее, чем за два (2) рабочих дня до предполагаемой сделки. Затем Корпоративный секретарь определяет, может ли сделка быть продолжена. Корпоративный секретарь не обязан одобрять сделку, в отношении которой запрашивается предварительной разрешение, и может принять решение не давать разрешения на такую сделку, а также не несет ответственности за любой отказ в разрешении на сделку, или за любую задержку в принятии решения или сообщении о нем. В случае, если одобренная сделка не будет завершена в течение периода времени, согласованного с Корпоративным секретарем, она должна быть одобрена повторно, прежде чем может быть завершена позднее. Также обратите внимание, что срок

Designated Insiders and any Related Person may not engage in any transaction, including gifts, involving Securities of the Company or its affiliates without first obtaining pre-clearance of the transaction from the Corporate secretary. A request for pre-clearance must be submitted to the Corporate secretary at corporate.secretary@kaspi.kz at least two (2) business days before the proposed transaction. The Corporate secretary will then determine whether the transaction may proceed. The Corporate secretary is under no obligation to approve a transaction submitted for preclearance and may determine not to permit such a transaction, and will have no liability for any refusal to permit a trade or for any delay in making or communicating a decision. In the event an approved transaction is not consummated within the time period agreed to by the Corporate secretary, it must be re-approved before it may be consummated at a later date. Note also that pre-clearance of trades to be made by a Designated Insider expires if the proposed trade is not completed within five (5) days of your proposed transaction date.

действия предварительного разрешения на сделки, совершаемые Указанным инсайдером, истекает, если предлагаемая сделка не завершена в течение пяти (5) дней с даты предполагаемой сделки.

Сделки, осуществляемые в соответствии с утвержденными Компанией планами по Правилу 10b5-1, не требуют дополнительного предварительного разрешения во время совершения сделки, если план соответствует стандартам, описанным выше. Расчет на условия плана не считается достаточным «уведомлением».

Transactions effected pursuant to Company-approved Rule 10b5-1 plans will not require further pre-clearance at the time of the transaction if the plan complies with the standards described above. Reliance on the terms of the plan will not constitute sufficient “notice.”

Кроме того, в дополнение к поданному и одобренному запросу на предварительное разрешение, любое Лицо, указанное в Разделе 16, должно сообщить о конкретной сделке (включая тип сделки, сумму, дату и цену) Корпоративному секретарю не позднее дня, когда такое лицо заключает сделку. Во избежание сомнений, сюда входят все сделки, осуществляемые в соответствии с утвержденными Компанией планами по Правилу 10b5-1. Корпоративный секретарь может оказывать содействие Лицам, указанным в Разделе 16, в соблюдении ими требований SEC к отчетности, касающихся таких сделок, но не несет юридических обязательств по этому поводу, и ответственность за сроки и полноту любых таких отчетов, которые должны быть представлены в SEC, остается за Лицом, указанным в Разделе 16, составляющим отчет.

Additionally, as a follow-up to a submitted and approved pre-clearance request, any director or Section 16 officer must report the specific transaction (including the type of transaction, the amount, date and price) to the Corporate secretary no later than the day on which such person enters into the transaction. For the avoidance of doubt, this includes all transactions effected pursuant to Company-approved Rule 10b5-1 plans. The Corporate secretary may assist directors and Section 16 officers in complying with the SEC’s reporting requirements relating to such transactions, but is under no legal obligation to do so, and the timing and completeness of any such reports required to be filed with the SEC remain the responsibility of the director and Section 16 officer making the report.

Сертификация	Certification
Все Указанные инсайдеры обязаны ежегодно подтверждать свое понимание и намерение соблюдать процедуры, изложенные в настоящей Политике.	All Designated Insiders must certify annually their understanding of, and intent to comply with, the procedures set forth in this Policy.
5. Сделки после прекращения действия

4. Post-Termination Transactions

Настоящая Политика продолжает применяться к вашим сделкам с ценными бумагами Компании или ее аффилированных лиц даже после того, как вы больше не работаете в Компании. Если вы владеете существенной закрытой информацией на момент прекращения вашего трудоустройства или службы в качестве директора, вы не имеете права осуществлять торговые операции такими ценными бумагами до тех пор, пока эта информация не станет общедоступной или не перестанет быть существенной. Как правило, как минимум, никакие операции с ценными бумагами Компании или ее аффилированных лиц не могут совершаться до следующего открытого трейдингового периода после вашего увольнения.

This Policy continues to apply to your transactions in Securities of the Company or its affiliates even after you are no longer employed by the Company. If you are in possession of material, non-public information when your employment, or service as a director, terminates, you may not trade in such Securities until that information has become public or is no longer material. Generally, at a minimum, no transactions in Securities of the Company or its affiliates may be made until the next open trading window following your termination of employment.

6. Помощь в обеспечении нормативно-правового соответствия

5. Assistance with Compliance

Конечная ответственность за соблюдение положений настоящей Политики и предотвращение неправомерных операций с ценными бумагами возлагается на каждого Работника Компании. В случае нарушения вами положений настоящей Политики, Компания может применить к вам дисциплинарные меры, вплоть до увольнения по уважительной причине.

The ultimate responsibility for adhering to this Policy and avoiding improper Securities transactions rests with each Company Associate. If you violate this Policy, the Company may take disciplinary action against you, up to and including dismissal for cause.

Любой работник Компании, у которого возникают какие-либо вопросы относительно настоящей Политики, или который не уверен, является ли информация, касающаяся Компании, ее аффилированных лиц или любой другой публичной компании, «существенной» или была ли она раскрыта общественности, должен связаться с Корпоративным секретарем, прежде чем предпринимать какие-либо действия. Не следует пытаться решить эти проблемы самостоятельно, поскольку правила законов США о ценных бумагах, касающиеся инсайдерской торговли, сложны, и их нарушения могут привести к серьезным последствиям. Хотя Корпоративный секретарь сообщит вам о позиции Компании, между вами и любым работником Юридического отдела Компании или любым сторонним юристом, привлеченным Компанией для представления Компании или ее консультирования, не существует никаких личных отношений как между адвокатом и клиентом.

Any Company Associate who has any questions regarding this Policy or who is unsure whether information relating to the Company, its affiliates or any other publicly traded company is “material,” or whether it has been disclosed to the public, should contact the Corporate secretary before taking any action. You should not try to resolve these issues on your own, as the rules under U.S. securities laws relating to insider trading are complex and violations can result in severe consequences. Although the Corporate secretary will advise you of the Company’s position, there is no personal attorney-client relationship between you and any attorney in the Legal Department of the Company or any outside counsel retained by the Company to represent or advise the Company.

7. Отсутствие сторонних бенефициаров

6. No Third Party Beneficiaries

Настоящая Политика была принята для защиты доброго имени, репутации, франшиз, активов, бизнеса и перспектив Компании и ее аффилированных лиц. Она не предназначена, и не предоставляет никаких юридических прав каким-либо третьим лицам, включая инвесторов, партнеров, кредиторов, клиентов, поставщиков и других лиц, имеющих деловые отношения с такими организациями.

This Policy has been adopted to protect the good name, reputation, franchises, assets, businesses and prospects of the Company and its affiliates. It is not intended to, and does not, create any legal rights in any third parties, including investors, partners, creditors, customers, suppliers and others having business relations with such entities.

8. Внесение изменений и отказ от прав

7. Modification and Waiver

Совет директоров вправе вносить изменения в условия настоящей Политики или отказаться от ее соблюдения в одностороннем порядке в любое время без предварительного уведомления, если это необходимо или целесообразно. Решения, толкование и другие действия, предпринимаемые Компанией в соответствии с настоящей Политикой, являются окончательными, обязательными и неоспоримыми для всех целей и для всех лиц.

The Board of Directors can modify the terms of, or waive compliance with, this Policy unilaterally at any time without notice as necessary or appropriate. Determinations, interpretations and other actions taken by the Company under this Policy shall be final, binding and conclusive for all purposes and upon all persons.

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Для дополнительной информации	For More Information

Если у вас возникли вопросы по поводу настоящей Политики или ее применения в конкретной ситуации, свяжитесь с Корпоративным секретарем по адресу corporate.secretary@kaspi.kz. Если вы заметили потенциальные нарушения настоящей Политики, обратитесь к своему руководителю или в подразделение Комплаенс контроля или Корпоративному секретарю, отправив электронное письмо по адресу Compliance.Control_kz@kaspi.kz, зайдите на страницу «Сообщить в Отдел нормативно-правового соответствия» Kaspi.kz – внутренний сайт (hq.bc).

If you have a question about this Policy or its application to a particular situation, please contact the Corporate secretary at corporate.secretary@kaspi.kz. If you observe potential violations of this Policy, please talk to your manager or a representative in the Compliance Control Unit or the Corporate secretary, send an email to Compliance.Control_kz@kaspi.kz, visit the “Report to Compliance Department” page of the Kaspi.kz – internal website (hq.bc).

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